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                                                                  Exhibit 24.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 30, 1994 on our audit of the consolidated financial statements for the year ended December 31, 1993 of Gerrity Oil & Gas Corporation, appearing in the amended registration statement on Form S-4 of Patina Oil & Gas Corporation (Registration No. 333-12007) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. We also consent to the reference to our firm under the caption "Experts".

/s/ Coopers & Lybrand L.L.P.


Denver, Colorado
October 15, 1997